Exhibit 21

 SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of OSG and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity.

Company	Where Incorporated, Organized or Domiciled
American Shipholding Group, Inc.	New York
Juneau Tanker Corporation	New York
Maremar Tanker LLC	Delaware
Maritrans General Partner Inc.	Delaware
Maritrans Operating Company L.P.	Delaware
Mykonos Tanker LLC	Delaware
OSG 192 LLC	Delaware
OSG 204 LLC	Delaware
OSG 209 LLC	Delaware
OSG 214 LLC	Delaware
OSG 242 LLC	Delaware
OSG 243 LLC	Delaware
OSG 244 LLC	Delaware
OSG 252 LLC	Delaware
OSG 254 LLC	Delaware
OSG America L.P.	Delaware
OSG America LLC	Delaware
OSG America Operating Company LLC	Delaware
OSG Bulk Ships, Inc.	New York
OSG Car Carriers, Inc.	New York
OSG Columbia LLC	Delaware
OSG Courageous LLC	Delaware
OSG Delaware Bay Lightering LLC	Delaware
OSG Endurance LLC	Delaware
OSG Enterprise LLC	Delaware
OSG Financial Corp.	Delaware
OSG Honour LLC	Delaware
OSG Independence LLC	Delaware
OSG Intrepid LLC	Delaware
OSG Maritrans Parent LLC	Delaware
OSG Navigator LLC	Delaware
OSG Product Tankers AVTC, LLC	Delaware
OSG Product Tankers I, LLC	Delaware
OSG Product Tankers II, LLC	Delaware
OSG Product Tankers Member LLC	Delaware
OSG Product Tankers, LLC	Delaware
OSG Ship Management, Inc.	Delaware
Overseas Anacortes LLC	Delaware
Overseas Boston LLC	Delaware
Overseas Gulf Coast LLC	Delaware
Overseas Houston LLC	Delaware

Company	Where Incorporated, Organized or Domiciled
Overseas Key West LLC	Delaware
Overseas Long Beach LLC	Delaware
Overseas Los Angeles LLC	Delaware
Overseas Martinez LLC	Delaware
Overseas New York LLC	Delaware
Overseas Nikiski LLC	Delaware
Overseas ST Holding LLC	Delaware
Overseas Sun Coast LLC	Delaware
Overseas Tampa LLC	Delaware
Overseas Texas City LLC	Delaware
Santorini Tanker LLC	Delaware
U.S. Shipholding Group, Inc.	New York
Vivian Tankships Corporation	New York